EXHIBIT 23

INDEPENDENT AUDITORS CONSENT

The Dow Chemical Company:

We consent to the incorporation by reference in this Registration Statement of The Dow Chemical Company on Form S-8 of our report dated February 6, 2001, appearing in the Annual Report on Form 10-K of The Dow Chemical Company for the year ended December 31, 2000, and to the reference to us under Item 3, "Incorporation of Documents by Reference," of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Midland, Michigan
March 9, 2001